SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                               FORM 8-K/A No. 1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934

Amendment No. 1 to Form 8-K filed on December 29, 1998 (Date of earliest event reported was December 14, 1998)


                               ZMAX CORPORATION
   -------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           DELAWARE                  000-23967            52-2040275
 ----------------------------       ------------        -------------
 (State or other jurisdiction       (Commission         (IRS Employer
      of incorporation)             File Number)        Identification Number)

  20251 CENTURY BOULEVARD, GERMANTOWN, MD                    20874
  ----------------------------------------                 ----------
  (Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code:  (301) 353-9500
                                                     --------------

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed on December 29, 1998, as set forth in the pages attached hereto:

      Item 7(a) - Financial Statements

      Item 7(b) - Pro Forma Financial Information

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ZMAX CORPORATION

Dated:  March 1, 1999                       By: /s/MICHAEL C. HIGGINS
                                                ---------------------
                                                Michael C. Higgins
                                                President

      The Current Report on Form 8-K of ZMAX Corporation (the "Registrant"), dated December 14, 1998, and filed on December 29, 1998, reported the acquisition by the Registrant of 100% of the issued and outstanding shares of capital stock of Eclipse Information Systems, Inc., an Illinois corporation ("Eclipse"), through the issuance of 1,700,000 shares of the Company's common stock, par value $.001 per share, and the payment of up to $1,450,000 in cash, subject to post-closing adjustments, to the shareholders of Eclipse. Item 7 of the report stated that the following financial information would be filed not later than 60 days after the date on which the Form 8-K was required to be filed: (i) the financial statements required under Item 7(a) of Form 8-K and Rule 3-05(b) of Regulation S-X and (ii) the pro-forma financial information required under Item 7(b) of Form 8-K and Article 11 of Regulation S-X. The purpose of this amendment is to file such financial statements and information.

Item 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

            a. FINANCIAL STATEMENTS OF ECLIPSE. The following historical financial statements of Eclipse are attached hereto:

            (1)   FINANCIAL STATEMENTS OF ECLIPSE: PAGE
            Report of Independent Accountants ....................................................._1_

            Balance Sheets as of September 30, 1998 (Unaudited),
              December 31, 1997 and 1996 .........................................................._2_

            Statements of Income for the nine months ended September 30, 1998 and 1997
              (Unaudited), and the years ended December 31, 1997 and 1996 ........................._3_

            Statements of Changes in Shareholder's Equity for the nine months ended
              September 30, 1998 (Unaudited), and the years ended December 31, 1997 and 1996 ............................................................................_4_

            Statements of Cash Flows for the nine months ended September 30, 1998 and
              1997 (Unaudited), and the years ended December 31, 1997 and 1996 ...................._5_

            Notes to Financial Statements ........................................................._6_

            b. Pro Forma FINANCIAL INFORMATION. The following pro forma financial information is attached hereto:

            Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998
              (Unaudited) .................. ......................................................_13_

            Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 (Unaudited) ................................................_14_



            Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
              December 31, 1997 (Unaudited) ......................................................._15_

            Notes to Condensed Consolidated Pro Forma Financial Statements (unaudited) ............_16_

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Eclipse Information Systems, Inc.:

We have audited the accompanying balance sheets of Eclipse Information Systems, Inc. (an Illinois Corporation) as of December 31, 1997 and 1996, and the related statements of income, changes in shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eclipse Information Systems, Inc., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. 1

Washington, D.C.                                           ARTHUR ANDERSEN LLP
February 18, 1999

                       ECLIPSE INFORMATION SYSTEMS, INC.
                                BALANCE SHEETS
     AS OF SEPTEMBER 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997 AND 1996

                                    ASSETS

                                                         September 30             December 31,
                                                         ------------      --------------------------
                                                             1998              1997          1996
                                                         ------------      ------------   -----------
                                                          (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                              $    22,250       $     7,615    $    48,922
  Accounts receivable                                      1,329,429           551,521        297,607
  Other current assets                                        41,698            17,537              -
                                                         ------------      ------------   ------------
      Total current assets                                 1,393,377           576,673        346,529
FIXED ASSETS, NET                                            234,315           166,269        101,940
OTHER ASSETS                                                  28,344            20,800            700
                                                         ------------      ------------   ------------
      Total assets                                       $ 1,656,036       $   763,742    $   449,169
                                                         ============      ============   ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                  $   421,706       $   255,065    $   168,191
  Line of credit                                             300,000                 -              -
  Current portion of capital lease obligations                34,766            27,672         16,811
                                                         ------------      ------------   ------------
      Total current liabilities                              756,472           282,737        185,002
                                                         ------------      ------------   ------------
CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION             43,715            52,830         42,546
                                                         ------------      ------------   ------------
      Total liabilities                                      800,187           335,567        227,548
                                                         ------------      ------------   ------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1.00 stated value, 1,000,000
   shares authorized, 125,315, 119,049, and
   101,191 shares issued and outstanding as of
   September 30, 1998, December 31, 1997 and 1996,
   respectively                                              125,315           119,049        101,191
  Paid-in capital                                            642,576           410,734              -
  Retained (deficit) earnings                                 87,958          (101,608)       120,430
                                                         ------------      ------------   ------------
      Total shareholders' equity                             855,849           428,175        221,621
                                                         ------------      ------------   ------------
      Total liabilities and shareholders' equity         $ 1,656,036       $   763,742    $   449,169
                                                         ============      ============   ============

     The accompanying notes are an integral part of these balance sheets.

                       ECLIPSE INFORMATION SYSTEMS, INC.

                             STATEMENTS OF INCOME
  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED), AND THE
                    YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    Nine Months Ended               Years Ended
                                                       September 30                 December 31
                                               ---------------------------   --------------------------
                                                   1998           1997           1997          1996
                                               ------------   ------------   ------------   -----------
                                                (Unaudited)    (Unaudited)
REVENUE:
  Service                                      $ 5,868,506    $ 3,241,658    $ 4,850,530    $ 2,436,692
  Product                                          119,564        296,313        529,549        922,641
                                               ------------   ------------   ------------   ------------
                                                 5,988,070      3,537,971      5,380,079      3,359,333
OPERATING EXPENSES:
  Cost of service revenue                        3,480,555      1,973,758      2,980,495      1,502,916
  Cost of product revenue                           84,686        229,163        403,685        852,894
  Sales and marketing                              215,172         54,433         75,957         47,427
  General and administrative                     1,478,584      1,035,871      1,296,672        713,072
  Employee stock compensation (Note 6)             238,108        428,592        428,592              -
  Depreciation and amortization                     62,983         36,186         45,782         19,808
                                               ------------   ------------   ------------   ------------
INCOME (LOSS) FROM OPERATIONS                      427,982       (220,032)       148,896        223,216
OTHER INCOME (EXPENSE):
  Interest expense, net                            (18,453)        (6,246)        (7,619)           865
  Other income (expense)                               396         (4,718)        (4,717)       (22,528)
                                               ------------   ------------   ------------   ------------
  Income (loss) before provision
    for income taxes                               409,925       (230,996)       136,560        201,553
                                               ------------   ------------   ------------   ------------
PROVISION FOR INCOME TAXES                           5,359          3,006          8,598          8,727
                                               ------------   ------------   ------------   ------------
NET INCOME (LOSS)                              $   404,566    $  (234,002)   $   127,962    $   192,826
                                               ============   ============   ============   ============

       The accompanying notes are an integral part of these statements.

                       ECLIPSE INFORMATION SYSTEMS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED), AND THE
                    YEARS ENDED DECEMBER 31, 1997 AND 1996


                                             Common Stock                            Retained
                                       -------------------------       Paid-In       (Deficit)
                                         Shares         Amount         Capital       Earnings         Total
                                       ----------     ----------     ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1995             114,419      $ 114,419      $  86,772      $ (72,396)     $ 128,795
  Retirement of common stock             (13,228)       (13,228)       (86,772)             -       (100,000)
  Net income                                   -              -              -        192,826        192,826
BALANCE AT DECEMBER 31, 1996             101,191        101,191              -        120,430        221,621
  Stock issuance                          17,858         17,858        410,734              -        428,592
  Distributions                                -              -              -       (350,000)      (350,000)
  Net income                                   -              -              -        127,962        127,962
BALANCE AT DECEMBER 31, 1997             119,049        119,049        410,734       (101,608)       428,175
  Stock issuance (unaudited)               6,266          6,266        231,842              -        238,108
  Distributions (unaudited)                    -              -              -       (215,000)      (215,000)
  Net income (unaudited)                       -              -              -        404,566        404,566
BALANCE AT SEPTEMBER 30, 1998
  (UNAUDITED)                            125,315      $ 125,315      $ 642,576      $  87,958      $ 855,849

       The accompanying notes are an integral part of these statements.

                       ECLIPSE INFORMATION SYSTEMS, INC.

                           STATEMENTS OF CASH FLOWS
  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED), AND THE
                    YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                       Nine Months Ended               Years Ended
                                                                          September 30                 December 31
                                                                  ---------------------------   --------------------------
                                                                      1998           1997           1997           1996
                                                                  ------------   ------------   ------------   ------------
                                                                   (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $   404,566    $  (234,002)   $   127,962    $   192,826
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities-
      Depreciation and amortization                                    62,983         36,186         45,782         19,808
      Stock compensation expense                                      238,108        428,592        428,592              -
      Loss on disposal of fixed assets                                      -              -              -         22,848
      Changes in assets and liabilities:
        Accounts receivable                                          (777,908)      (168,887)      (253,914)      (184,522)
        Other assets                                                  (31,705)       (14,435)       (37,637)        18,348
        Accounts payable and accrued expenses                         166,641         74,822         86,874         58,050
                                                                  ------------   ------------   ------------   ------------
          Net cash provided by operating
            activities                                                 62,685        122,276        397,659        127,358
                                                                  ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                          (112,043)       (41,324)       (72,156)       (30,921)
                                                                  ------------   ------------   ------------   ------------
          Net cash used by investing activities                      (112,043)       (41,324)       (72,156)       (30,921)
                                                                  ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under line of credit agreement                       300,000              -              -              -
  Capital lease obligation                                            (21,007)       (12,360)       (16,810)             -
  Retirement of common stock                                                -              -              -       (100,000)
  Distributions to shareholders                                      (215,000)             -       (350,000)             -
                                                                  ------------   ------------   ------------   ------------
          Net cash provided by (used in)
            financing activities                                       63,993        (12,360)      (366,810)      (100,000)
                                                                  ------------   ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH                                        14,635         68,592        (41,307)        (3,563)
CASH, beginning of year                                                 7,615         48,922         48,922         52,485
                                                                  ------------   ------------   ------------   ------------
CASH, end of year                                                 $    22,250    $   117,514    $     7,615    $    48,922
                                                                  ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                          $    18,554    $     7,352    $     9,853    $       220
                                                                  ============   ============   ============   ============
  Cash paid for income taxes                                      $     2,964    $         -    $         -    $     5,646
                                                                  ============   ============   ============   ============
SUPPLEMENTAL NONCASH DISCLOSURE:
  Assets acquired under capital lease obligations                 $    18,986    $         -    $    37,955    $    59,357
                                                                  ============   ============   ============   ============

       The accompanying notes are an integral part of these statements.

                       ECLIPSE INFORMATION SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS
           AS OF SEPTEMBER 30, 1998, AND DECEMBER 31, 1997 AND 1996


1.    ORGANIZATION AND DESCRIPTION OF BUSINESS:

Eclipse Information Systems, Inc. ("Eclipse" or the "Company"), was incorporated in April 1990 under the laws of the state of Illinois. The
Company performs management and information systems consulting services. The Company also resells certain hardware and software products to its customers. The Company's operations are subject to certain risks and uncertainties, including, among others, rapidly changing technology and markets, current and potential competitors with greater financial, technical and marketing resources, reliance on certain significant customers and dependence on key management personnel.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying balance sheet as of September 30, 1998, and the accompanying statements of operations and cash flows for the nine months ended September 30, 1997 and 1998, are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The data disclosed in the notes to the financial statements for these periods is unaudited. The results of operations for the nine months ended September 30, 1998, are not necessarily indicative of the results to be expected for the entire fiscal year.

CHANGE IN FISCAL YEAR

During 1996, the Company  changed its fiscal  year-end from May 31 to December
31.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION AND CONCENTRATIONS OF CREDIT RISK

Revenue from time-and-materials contracts is recognized based on fixed hourly rates for direct labor hours expended plus specified direct costs. Revenue from fixed-price contracts is recognized on the percentage-of-completion method, with costs and estimated profits recorded as work is performed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Revenue from product sales are recognized upon shipment.

Prior to 1997, the Company developed and marketed a software product. In February 1997, the Company transferred certain assets and liabilities and all rights to the software to a third party. The purchaser was assigned all existing license agreements and assumed any obligations thereunder. The purchaser agreed to support existing installations and honor all existing maintenance agreements in effect as of January 1, 1997. The Company is not required to update, enhance or otherwise support the software product. The Company recognized revenue on this software product upon delivery to the customer. Maintenance agreements required the Company to provide technical support. Maintenance revenue was recognized ratably over the term of the agreement, which was generally one year. For the year ended December 31, 1996, the Company recognized $96,070 and $24,850 of license and maintenance revenue, respectively.

As of and for the nine months ended September 30, 1998, two customers individually represented approximately 32 and 18 percent of accounts receivable and approximately 27 and 44 percent of revenues, respectively. As of and for the year ended December 31, 1997, two customers individually represented approximately 49 and 21 percent of accounts receivable and approximately 26 and 52 percent of revenue, respectively. As of and for the year ended December 31, 1996, two customers individually represented approximately 19 and 15 percent of accounts receivable and approximately 24 and 27 percent of revenue, respectively.

Unbilled accounts receivable on time-and-materials contracts represent costs incurred and gross profit recognized near the period-end but not billed until the following period. Unbilled accounts receivable on fixed-price contracts consist of amounts incurred which are not yet billable under contract terms. At September 30, 1998, and December 31, 1997 and 1996, unbilled accounts receivable totaled $120,965, $61,632, and $25,823, respectively.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1997, cash equivalents consisted of funds in money market accounts.

DEPRECIATION AND AMORTIZATION

Fixed assets are stated at cost. Depreciation and amortization is provided on an accelerated method based upon the estimated useful lives of 7 years for furniture and equipment and 5 years for computer equipment and software. Property acquired under capital leases are amortized straight-line over the shorter of the respective useful life or lease term.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

On June 1, 1996, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As of May 31, 1995, the Company had net operating loss ("NOL") carryforwards of $142,727. Such NOL carryforwards were fully utilized on the Company's final C Corporation tax return for its taxable year ended May 31, 1996. The provision for income taxes for the year ended December 31, 1996, reflects the benefit from the realization of this deferred tax asset that had previously been fully reserved and reflects the Company's status as in S corporation subsequent to May 31, 1996. As an S corporation, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company's taxable income. Accordingly, there is no provision for Federal income taxes subsequent to May 31, 1996. The Company is taxable in certain states that do not recognize S Corporation status. Included in accounts payable and accrued expenses as of September 30, 1998 and December 31, 1997 and 1996, were net deferred tax liabilities of $13,827, $8,715 and $3,081, primarily related to the Company's modified accrual basis of accounting for income tax purposes. Eclipse's S corporation status was terminated in connection with the Company's merger with ZMAX Corporation ("ZMAX")(Note 8).

3.    FIXED ASSETS:

Fixed assets as of September 30, 1998, and December 31, 1997 and 1996, consist of the following:

                                                   September 30             December 31,
                                                   ------------      ---------------------------
                                                       1998              1997           1996
                                                   ------------      ------------   ------------
                                                    (Unaudited)
Furniture and office equipment                     $  74,352         $  34,739      $  18,169
Computer equipment and software                      286,996           195,580        102,039
                                                   ------------      ------------   ------------
                                                     361,348           230,319        120,208
Accumulated depreciation and amortization           (127,033)          (64,050)       (18,268)
                                                   ------------      ------------   ------------
      Net fixed assets                             $ 234,315         $ 166,269      $ 101,940
                                                   ============      ============   ============


4.    LINE OF CREDIT:

In June 1998, the Company entered into a $500,000 credit agreement with a bank. Interest is due monthly on the unpaid principle balance at the lender's prime rate plus one percent (9.25 percent as of September 30, 1998). Available borrowings under the line of credit are based on the Company's accounts receivable, subject to certain limitations, and all borrowings are guaranteed by two of the Company's shareholders. The line is secured by substantially all of the assets of the Company and expires in Jun 1999. As of September 30, 1998, the balance due under the line of credit was $300,000. All borrowings were repaid in December 1998.

5.    PROFIT SHARING PLAN:

The Company has a 401(k) tax deferred savings plan for the benefit of substantially all employees. The plan provides for contributions by employees and the Company may elect to make a discretionary contribution. The Company made discretionary contributions of $112,500, $99,648, and $49,830 for the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996, respectively.

6.    COMMON STOCK:

COMMON STOCK ISSUED TO EMPLOYEES

In July 1997 and January 1998, the Company issued 17,858 and 6,266 shares of common stock, respectively, to employees of the Company as consideration for services rendered. The fair value of these shares has been recorded as compensation expense in the accompanying financial statements.

RETIREMENT OF COMMON STOCK

In February 1996, the Company repurchased and retired 13,228 shares of common stock from a shareholder for $100,000. These shares had originally been purchased by the shareholder for $100,000 in 1994.

7.    COMMITMENTS AND CONTINGENCIES:

STOCK PURCHASE AGREEMENT

In July 1997, the shareholders of the Company entered into a Stock Purchase Agreement (the "Shareholder Agreement") whereby the transfer of shares of Eclipse common stock was restricted. Under the terms of the Shareholder Agreement, all shareholders of the Company are required to be employees. In the event of the termination of the employment of a shareholder for cause, the remaining shareholders shall purchase all of the shares then owned by the terminated employee at a price equal to the Book Value per share, as defined in the Shareholder Agreement.

Any shareholder wishing to transfer stock to a third party must give the remaining shareholders written notice and 60 days to first purchase their pro-rata portion of the shares subject to transfer. The remaining shareholders may purchase the shares subject to transfer at the lower of the purchase price and terms offered by the proposed transferee or the Agreed Value of the common stock, as adjusted periodically, as defined in the Shareholder Agreement. Any shares not purchased by the remaining shareholders within 60 days of notice are permitted to be transferred to the third party.

Upon the death of a shareholder, the remaining shareholders are required to purchase their pro-rata portion of the deceased's shares using the proceeds from life insurance maintained on the deceased, at a price equal to the Agreed Value of the common stock, as adjusted periodically, as defined in the Shareholder Agreement. In the event that the proceeds from the life insurance are not sufficient to purchase the shares at the price prescribed in the Shareholders Agreement, the remaining shareholders will be required to pay the difference between the aggregate purchase price and the insurance proceeds. The life insurance policies are held by a trust and premiums are paid by the Company. Any proceeds from such policy that are in excess of the aggregate purchase price of the deceased shareholders stock will be returned to the Company.

The Shareholder Agreement terminated upon the merger of the Company with ZMAX.


PERFORMANCE SHARE PLAN

In January 1998, the Company adopted the Eclipse Performance Share Plan. Under the terms of the Performance Share Plan, each new participant receives 1,000 Performance Shares. The initial participants were selected by the Board of Directors. Thereafter, the Board of Directors or plan participants nominate new participants subject to the approval of a majority of the shareholders. Additional Performance Shares are awarded at the discretion of the Board of Directors. There is no value or voting rights assigned to Performance Shares. The Performance Shares are used only to determine ratios for the distribution of profit-sharing and sale of business bonuses.

The Company may make annual discretionary profit-sharing contributions to the Performance Share Plan. In the event that the Company enters into an agreement to sell the Company or substantially all of the assets of the Company, an amount equal to 10 percent of the proceeds from the sale less any liabilities of the Company is allocated to the Plan. Any profit-sharing bonus or sale of business bonus is allocated to plan participants in the ratio of each participant's Performance Shares to the total number of Performance Shares. In connection with the merger of the Company with ZMAX in December 1998 (Note 8), 10 percent of the proceeds were allocated to the Performance Share Plan and distributed to participants. The Performance Share Plan was terminated in connection with the merger.

LEASES

The Company leases office space and equipment under operating leases that expire on various dates through December 2001. The Company also leases various pieces of computer and office equipment under capital leases that expire through December 2001.

The future minimum lease obligations under operating and capital leases as of December 31, 1997, are as follows:

  YEAR ENDING                                     OPERATING           CAPITAL
  DECEMBER 31                                       LEASES             LEASES
  -----------                                     ----------         ----------
     1998                                         $ 137,915          $  36,584
     1999                                           141,105             36,584
     2000                                           123,780             11,684
     2001                                           120,600             11,684
                                                  ----------         ----------
              Total                               $ 523,400             96,536
                                                  ==========
     Less- Amounts representing interest                               (16,034)
                                                                     ----------
                                                                     $  80,502
                                                                     ==========


Subsequent to December 31, 1997, the Company entered into an operating lease and a capital lease related to a new office. The operating lease requires monthly payments of $1,744 and expires July 2003. The capital lease requires monthly payments of principal and interest of $500 and expires in May 2003.

Rent expense for the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996, was $94,508, $31,893, and $26,685, respectively.

8.    SUBSEQUENT ACQUISITION:

On December 14, 1998, ZMAX acquired all of the issued and outstanding common stock of Eclipse in exchange for 1,700,000 shares of ZMAX common stock and $1,450,000 in cash.

             Pro Forma CONDENSED COMBINED CONSOLIDATED FINANCIAL
                                  STATEMENTS
                                 (UNAUDITED)

The following unaudited Pro Forma condensed combined consolidated balance sheet under the heading "Pro Forma ZMAX and Eclipse" gives effect to the acquisition of Eclipse Information Systems, Inc. ("Eclipse"), for cash of approximately $1.9 million (including direct acquisition costs of $425,000) and 1,700,000 shares of ZMAX common stock, as if the acquisition had occurred on September 30, 1998.

The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 1998 under the heading "Pro Forma ZMAX and Eclipse" gives effect to the Eclipse acquisition as if it had occurred on January 1, 1997. The unaudited Pro Forma condensed combined consolidated statements of operations for the year ended December 31, 1997 under the heading "Pro Forma ZMAX and Eclipse" also gives effect to the Eclipse acquisition as if it had occurred on January 1, 1997. The unaudited Pro Forma condensed combined consolidated statements of operations also gives effect to (i) the termination of Eclipse's S Corporation income tax status in connection with the merger and to (ii) reductions in salary and bonuses to the prior owners and key employees of Eclipse to the extent the owners and key employees have agreed prospectively to such reductions.

The Eclipse acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated on a preliminary basis to the assets acquired based upon the estimated fair value of such assets.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. This information should be read in conjunction with the notes included herein, Eclipse Information Systems Inc. Financial Statements and notes thereto included herein and the ZMAX Consolidated Financial Statements and notes thereto included in the Company's Form 10-Q for the quarter ended September 30, 1998 and Form 10-K for the year ended December 31, 1997.

In the opinion of management of ZMAX Corporation, all adjustments have been made that are necessary to present fairly the unaudited Pro Forma condensed combined consolidated statements. The unaudited Pro Forma condensed combined consolidated financial statements do not purport to represent what the combined Company's results of operations or financial position actually would have been had this transaction occurred on the dates specified, or to project the combined Company's results of operations or financial position for any future period or date. Because the entities were not under common control or management, historical combined consolidated results may not be comparable to, or indicative of, future performance.

                               ZMAX CORPORATION

                Pro Forma CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)


                                                                                                                     PRO FORMA
                                                         HISTORICAL                           Pro Forma              ZMAX AND
                                                            ZMAX             ECLIPSE         ADJUSTMENTS              ECLIPSE
                                                        -------------     -------------     -------------          -------------
            ASSETS
Current assets:
  Cash and cash equivalents                             $  4,431,530            22,250      $ (1,450,000)     (A)  $  3,003,780
  Accounts receivable                                      2,735,146         1,329,429                 -              4,064,575
  Prepaid expenses and other assets                           95,666            41,698                 -                137,364
                                                        -------------     -------------     -------------          -------------
    Total current assets                                   7,262,342         1,393,377        (1,450,000)             7,205,719

  Property and equipment, net                                282,661           234,315                 -                516,976
  Intangible assets, net                                   3,159,725                 -         8,168,900      (B)    11,328,625
  Other assets                                                 5,193            28,344                 -                 33,537
                                                        -------------     -------------     -------------          -------------

    Total assets                                        $ 10,709,921      $  1,656,036      $  6,718,900           $ 19,084,857
                                                        =============     =============     =============          =============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                 $    860,733           421,706           425,000      (C)  $  1,707,439
  Line of credit                                                   -           300,000                 -                300,000
  Current portion of capital lease obligations                     -            34,766                 -                 34,766
  Customer deposits                                          297,671                 -                 -                297,671
                                                        -------------     -------------     -------------          -------------
    Total current liabilities                              1,158,404           756,472           425,000              2,339,876
  Capital lease obligations, net of current portion                -            43,715                 -                 43,715
                                                        -------------     -------------     -------------          -------------
    Total liabilities                                      1,158,404           800,187           425,000              2,383,591

  Stockholders' equity:
  Common stock                                                11,729           125,315          (123,615)     (D)        13,429
  Additional paid-in capital                              35,280,104           642,576         6,505,473      (D)    42,428,153
  Accumulated deficit                                    (25,740,316)           87,958           (87,958)     (D)   (25,740,316)
                                                        -------------     -------------     -------------          -------------

    Total stockholders' equity                             9,551,517           855,849         6,293,900             16,701,266
                                                        -------------     -------------     -------------          -------------

    Total liabilities and stockholders' equity          $ 10,709,921      $  1,656,036      $  6,718,900           $ 19,084,857
                                                        =============     =============     =============          =============

                               ZMAX CORPORATION

           Pro Forma CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)


                                                                                                                     PRO FORMA
                                                         HISTORICAL                           Pro Forma              ZMAX AND
                                                            ZMAX             ECLIPSE         ADJUSTMENTS              ECLIPSE
                                                        -------------     -------------     -------------          -------------
Revenues                                                $  6,608,242      $  5,988,070                 -           $ 12,596,312
Operating Expenses:
  Cost of revenues                                         2,065,210         3,565,241                 -              5,630,451
  Research and development                                   332,274                 -                 -                332,274
  Sales and marketing                                        839,636           215,172                 -              1,054,808
  General and administrative                               2,645,398         1,478,584           (30,000)     (F)     4,093,982
  Employee stock compensation                                      -           238,108                 -                238,108
  Amortization and depreciation                              953,408            62,983           255,278      (E)     1,271,669
                                                        -------------     -------------     -------------          -------------
    Loss from operations                                    (227,684)          427,982          (225,278)               (24,980)

Other income (expense):
  Interest income (expense)                                  200,026           (18,453)                -                181,573
  Other                                                          796               396                 -                  1,192
                                                        -------------     -------------     -------------          -------------

Net loss before income taxes                                 (26,862)          409,925          (225,278)               157,785
Income tax expense                                                 -             5,359            (5,359)     (G)             -
                                                        -------------     -------------     -------------          -------------

    Net loss                                            $    (26,862)     $    404,566      $   (219,919)          $    157,785
                                                        =============     =============     =============          =============

Basic net loss per share                                $      (0.00)                                              $       0.01
                                                        =============                                              =============

Diluted net loss per share                              $      (0.00)                                              $       0.01
                                                        =============                                              =============

Shares used in computing basic net loss
  per share                                               10,325,913                                                 12,025,913
                                                        =============                                              =============

Shares used in computing diluted net loss
  per share                                               10,325,913                                                 12,026,287
                                                        =============                                              =============

                               ZMAX CORPORATION

           Pro Forma CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                                                                                     PRO FORMA
                                                         HISTORICAL                           Pro Forma              ZMAX AND
                                                            ZMAX             ECLIPSE         ADJUSTMENTS              ECLIPSE
                                                        -------------     -------------     -------------          -------------
Revenues                                                $  1,425,360      $  5,380,079      $          -           $  6,805,439
Operating Expenses:
  Cost of revenues                                           667,098         3,384,180                 -              4,051,278
  Sales and marketing                                      1,110,655            75,957                 -              1,186,612
  General and administrative                               4,148,421         1,296,672          (270,000)     (F)     5,175,093
  Employee stock compensation                                      -           428,592                 -                428,592
  Amortization and depreciation                            1,008,864            45,782           340,371      (E)     1,395,017
                                                        -------------     -------------     -------------          -------------

    Loss from operations                                  (5,509,678)          148,896           (70,371)            (5,431,153)

Other income (expense):
  Interest income (expense)                               (1,228,665)           (7,619)                -             (1,236,284)
  Other                                                   (7,468,356)           (4,717)                -             (7,473,073)
                                                        -------------     -------------     -------------          -------------

Net loss before income taxes                             (14,206,699)          136,560           (70,371)           (14,140,510)
Income tax expense                                                 -             8,598             (8,59)     (G)             -
                                                        -------------     -------------     -------------          -------------
  Net loss                                              $(14,206,699)     $    127,962      $    (61,773)          $(14,140,510)
                                                        =============     =============     =============          =============

Basic and diluted net loss per share                    $      (2.58)                                              $      (1.96)
                                                        =============                                              =============
Shares used in computing basic and
diluted net loss per share                                 5,502,668                                                  7,202,668
                                                        =============                                              =============

                    NOTES TO UNAUDITED Pro Forma CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


(A)   Reflects the cash payment of $1,450,000 to former Eclipse shareholders.

(B) Reflects the excess purchase price paid by ZMAX over the fair value of the Eclipse net assets acquired.

(C)   Reflects  the  accrual  of  estimated   direct  costs   related  to  the
      acquisition.

(D) Reflects the issuance of 1,700,000 shares of ZMAX Common Stock to former Eclipse Shareholders, net of the elimination of historical equity balances of Eclipse.

(E) Reflects amortization of the excess of the purchase price paid by ZMAX over the fair value of the Eclipse net assets acquired over the estimated weighted average life of 25 years.

(F) Reflects prospective reductions in salary and bonuses to the prior owners and key employees of Eclipse as agreed upon.

(G) Reflects reduction in provision for income taxes resulting from the termination of Eclipse's status as an S Corporation and the effect of ZMAX's net operating loss carryforwards.